STOCK PURCHASE AGREEMENT

Date: July 18, 2024

Parties:

"Seller" TTTOP International Ltd

"Purchaser" TOPP Holdings Group Ltd

Premises:

A. Seller owns, in aggregate, 3,350,000 shares (the "Shares") of the common stock of Birdie Win Corporation, a Nevada corporation (the "Company"), which represents 58.16% of the outstanding common stock of the Company.

B. Purchaser wishes to purchase the Shares and Seller wish to sell the Shares on the terms set forth herein.

Agreement:

1. **Purchase of Shares; Deposit**.

(a) Seller agrees to sell the Shares to Purchaser, and Purchaser agrees to purchase the Shares, on the Closing Date.

(b) The purchase price will be Four Hundred Thousand Dollars ($400,000) (the "Purchase Price").

(c) Promptly after the execution of this agreement, Purchaser shall wire transfer to the account of Seller the sum of Four Hundred Thousand Dollars ($400,000) if the Shares are purchased on the Closing Date pursuant to this Agreement, which shall represent full payment of the Purchase Price.

2. **Business Review.**

(a) From and after the date hereof and continuing through the Closing Date, the Purchaser will be permitted to conduct a full and complete review and investigation, including legal and financial audits, of the business and affairs of the Company, and to obtain such documents and information as may be necessary or desirable to permit it to investigate the Company. Seller agrees to provide Purchaser and Purchaser's counsel, consultants and representatives full access to the files, records, contracts and other documents and properties of the Company as Purchaser or its counsel, consultants or representatives may reasonably request.

(b) Both parties agree to use best efforts to cause the Business Review to be complete on or before July 31, 2024. Purchaser shall deliver a Notice of Satisfaction to Seller when all inquiries by Purchaser have been satisfactorily answered. This Agreement may be

terminated prior to July 31, 2024 by Purchaser upon giving written notice that it is not satisfied with the results of its review and investigation of the Company ("Notice of Dissatisfaction").

3. **Closing**.

(a) On or prior to the Closing Date, the Seller shall deliver to the Purchaser the following items (the "Seller Deliverables"):

i. certificates for the Shares;

ii. stock powers endorsed in blank and signed by the Seller with either (a) a medallion guarantee of the signature or (b) documents sufficient to cause the transfer agent to accept the signatures on the stock powers without medallion guarantee;

iii. documentary evidence demonstrating Seller's acquisition of and payment for the Shares;

iv. a certification signed by the Seller that on the Closing Date the warranties and representations made by him in this Agreement are true and correct as if made on the Closing Date;

v. evidence reasonably satisfactory to Purchaser and its counsel that all liabilities of the Company have been extinguished on or prior to the Closing Date;

vi. a resolution of the Board of Directors of the Company electing such individuals as Purchaser may designate to serve on the Board, effective on the Closing Date;

vii. the resignation of all officers and directors of the Company, effective on the Closing Date;

viii. access codes for the Company's profile on OTC Markets; and

ix. the books and records of the Company.

(b) The obligations of Purchaser to purchase the Shares shall be subject to the following conditions:

i. Purchaser shall have delivered a Notice of Satisfaction pursuant to Section 2(b) hereof or Purchaser's right to give such notice shall have terminated pursuant to Section 2(b).

ii. All representations and warranties made by Seller in Section 4 hereof shall be true and correct on the Closing Date as if such representations and warranties had been made on and as of said Date.

iii. Since the date of this Agreement, the Company shall not have suffered a material adverse effect.

(c) The obligations of Seller to sell the Shares shall be subject to the following condition:

i. The Purchaser shall have delivered to Seller the Deposit Confirmation pursuant to Section 1(c).

(d) The "Closing Date" will be the first business day on which the conditions set forth in Sections 3(b) and 3(c) are satisfied.

4. **Seller's Warranties**. The Seller warrants and represents to Purchaser that:

(a) The Company is duly incorporated and in good standing as a corporation in the State of Nevada.

(b) The Company has filed all tax returns required by the U.S. Department of the Treasury or by the State of Nevada, and has paid all taxes that have accrued and become payable.

(c) The Company has no liabilities other than those that will be satisfied prior to Closing, and will have no liabilities on the Closing Date.

(d) The total outstanding capital stock of the Company consists of 5,760,000 shares of common stock. No person has any option or warrant or right to purchase securities from the Company, nor does any person hold any instrument that is convertible into equity securities of the Company.

(e) Delivery to Purchaser of the certificates and stock powers included in the Seller Deliverables will vest in Purchaser all right, title and interest in the Shares, free of liens, claims, encumbrances or any rights of others whatsoever.

(f) There are no legal actions, lawsuits, proceedings or investigations, administrative or judicial, pending or threatened, against or affecting the Company or against the Company's current or former Officers or Directors that arose out of their operation of the Company. The Company is not subject to any order, writ, judgment, injunction, decree, determination or award of any court, arbitrator or administrative, governmental or regulatory authority or body.

5. **Termination**. This Agreement will terminate on:

i. July 22, 2024, if the Purchaser has not sent the Deposit Confirmation prior to that date;

ii. delivery by Purchaser of a Notice of Dissatisfaction prior to July 31, 2024;

Upon any such termination, each party shall promptly return or destroy all Confidential Information (as defined in Section 6 hereof) obtained from the other party, and neither party shall have any liability or obligation to the other in the event of such a termination, except for their respective obligations with respect to Confidential Information.

Confidentiality. Neither party will, nor will he or it permit any of his or its agents or representatives to, use for any purpose (other than evaluation of the transactions contemplated hereby) or disclose to any third parties, any "Confidential Information" regarding the other or the business of the other. Confidential Information shall consist of

information obtained directly or indirectly from a party to this Agreement in connection with the transactions contemplated herein, but shall not include: (a) any information that already had become or later becomes publicly available; (b) any information that already had been or later is lawfully developed or obtained by the party receiving the information from independent sources; or (c) any information the disclosure of which is required by law. If this Agreement is terminated without consummation of the stock purchase contemplated hereunder, each of the parties agrees to return or destroy all documents (including documents stored in electronic media) containing or reflecting Confidential Information regarding the other and their respective businesses.

6. **Notices.** All notices or other communications required or permitted to be given hereunder shall be deemed to have been given if delivered by email to the email address of the recipient as set forth below the recipient's signature, and to have been given on the date sent.

IN WITNESS WHEREOF, the parties have executed this Agreement.

TTTOP INTERNATIONAL LTD

By: ______________________________

TOPP HOLDINGS GROUP LTD

By: ______________________________